Exhibit 23.2
Form SB-2
Ogden Golf Co. Corporation




                      CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 16, 2003, relating to the financial statements of Ogden Golf Co. Corporation, as of June 30, 2003 and for the years then ended. We also consent to the reference to us under the caption "Experts" in the Prospectus.






/s/ Spector & Wong
Pasadena, California
February 18, 2004